UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2003

MARKETWATCH.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25113	94-3315360
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

825 Battery Street
San Francisco, California    94111
(Address of principal executive offices including zip code)

(415) 733-0500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

On December 15, 2003, NMP, Inc., MarketWatch.com, Inc. ("MarketWatch.com"), Pinnacor Inc. ("Pinnacor"), Maple Merger Sub, Inc. and Pine Merger Sub, Inc. entered into the First Amendment (the "Merger Amendment") to Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 22, 2003, to extend the termination date of the Merger Agreement from December 31, 2003 to March 31, 2004 and to make certain other changes relating to a roll up merger to be affected potentially after the closing of the merger contemplated by the Merger Agreement (the "Merger") if doing so would not have adverse tax consequences for the former stockholders of MarketWatch.com and Pinnacor.

In connection with the Merger Amendment, MarketWatch.com, Pinnacor, CBS Broadcasting Inc. ("CBS") and Pearson International Finance Ltd ("Pearson") entered into Amendment No. 1, dated as of December 15, 2003, (the "Voting Amendment") to the Voting and Waiver Agreement, dated as of July 22, 2003, whereby each of CBS and Pearson agreed to extend their proxies to vote in favor of the Merger to March 31, 2004. The proxies to vote in favor of the Merger entered into by Pinnacor's executive officers and certain of Pinnacor's directors and large stockholders remain in effect.

The Merger Amendment and the Voting Amendment are attached herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Also, on December 15, 2003, MarketWatch.com and Pinnacor issued a joint press release relating to the above discussed matters. The press release is attached herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

c. Exhibits

Exhibit No.   Description

99.1             First Amendment to Agreement and Plan of Merger, dated as of December 15, 2003, by and among NMP,
                    Inc., MarketWatch.com, Inc., Pinnacor Inc., Maple Merger Sub, Inc. and Pine Merger Sub, Inc.

99.2             Amendment No. 1 to Voting and Waiver Agreement, dated as of December 15, 2003, by and among NMP,
                    Inc., MarketWatch.com, Inc., Pinnacor, CBS Broadcasting Inc. and Pearson International Finance Ltd.

99.3             Joint Press release of MarketWatch.com, Inc. and Pinnacor Inc., dated December 15, 2003, announcing, among other things, the extension of the termination date of the merger agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETWATCH.COM, INC.

By:	/s/ JOAN P. PLATT

Joan P. Platt
Chief Financial Officer

Dated: December 15, 2003